IN THE UNITED STATES DISTRICT COURT
                      FOR THE WESTERN DISTRICT OF OKLAHOMA

(1) KERR-MCGEE CORPORATION,                                    )
                                                               )
                                            Plaintiff,         )
vs.                                                            )
                                                               )
(1) CARL C. ICAHN, (2) BARBERRY CORPORATION, (3) HOPPER        )
INVESTMENTS, LLC, (4) HIGH RIVER LIMITED PARTNERSHIP, (5) ICAHN)
PARTNERS MASTER FUND LP, (6) ICAHN OFFSHORE LP, (7 CCI OFFSHORE)No.Civ-05-276-L
LLC, (8) ICAHN PARTNERS LP, (9) ICAHN ONSHORE LP, (10) CCI     )
ONSHORE LLC, (11) JANA PARTNERS LLC, (12) BARRY ROSENSTEIN,    )
and (13) GARY CLAAR,                                           )
                                                               )
                                            Defendants.        )
                                                               )
                                                               )
                                                               )
                                                               )

          THE ICAHN DEFENDANTS' ANSWER TO PLAINTIFF'S AMENDED COMPLAINT

         Defendants 1-10, Carl C. Icahn, Barberry Corporation, Hopper Investments, LLC, High River Limited Partnership, Icahn Partners Master Fund LP, Icahn Offshore LP, CCI Offshore LLC, Icahn Partners LP, Icahn Onshore LP, and CCI Onshore LLC (collectively, the "Icahn Defendants"), by and through their undersigned counsel, hereby respond to plaintiff, Kerr-McGee Corporation's ("KMG"), amended complaint dated March 14, 2005 (the "Amended Complaint") as follows:
         1. The Icahn Defendants deny the allegations set forth in paragraph 1 of the Amended Complaint, except admit that KMG purports to seek injunctive relief.
         2. The documents referred to by paragraph 2 of the Amended Complaint speak for themselves and the Icahn Defendants deny any characterization of those documents that is inconsistent with their express terms, and deny the remaining allegations set forth in paragraph 2 of the Amended Complaint.
         3. The Icahn Defendants deny the allegations set forth in paragraph 3 of the Amended Complaint, except admit that Mr. Icahn controls the Icahn Defendants.
         4. The Icahn Defendants deny knowledge or information sufficient to form a belief as to the truth of the allegations set forth in paragraph 4 of the Amended Complaint.
         5. The allegations in paragraph 5 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 5 of the Amended Complaint.
         6. The allegations in paragraph 6 of the Amended Complaint set forth a legal conclusion to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 6 of the Amended Complaint, except admit that certain Icahn Defendants are shareholders of KMG.
         7. The allegations in paragraph 7 of the Amended Complaint set forth a legal conclusion to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 7 of the Amended Complaint, except admit delivering a letter dated March 2, 2005, to KMG, and respectfully refer the Court to that document for its contents.
         8. The allegations in paragraph 8 of the Amended Complaint set forth a legal conclusion to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 8 of the Amended Complaint.
         9. The documents referred to by paragraph 9 of the Amended Complaint speak for themselves and the Icahn Defendants deny any characterization of those documents that is inconsistent with their express terms, and deny the remaining allegations set forth in paragraph 9 of the Amended Complaint.
         10. The Icahn Defendants deny the allegations set forth in paragraph 10 of the Amended Complaint. 11. The allegations in paragraph 11 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 11.
         12. The allegations in paragraph 12 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 12 of the Amended Complaint.
         13. The allegations in paragraph 13 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 13 of the Amended Complaint, except admit they have disclosed their intention to solicit proxies in support of the election of Carl C. Icahn and Barry Rosenstein as directors of KMG.
         14. The Icahn Defendants deny the allegations set forth in paragraph 14 of the Amended Complaint.
         15. The Icahn Defendants deny the allegations set forth in paragraph 15 of the Amended Complaint,
         except admit that KMG purports to seek a declaratory judgment.
         16. The allegations in paragraph 16 of the Amended Complaint set forth legal conclusions to which no response is required.
         17. The allegations in paragraph 17 of the Amended Complaint set forth legal conclusions to which no response is required.
         18. The allegations in paragraph 18 of the Amended Complaint set forth legal conclusions to which no response is required.
         19. On information and belief, the Icahn Defendants admit the allegations contained in paragraph 19 of the Amended Complaint.
         20. The Icahn Defendants deny the allegations set forth in paragraph 20, except admit that: (a) Carl C. Icahn is a resident of New York and controls directly and indirectly the remaining Icahn Defendants;
         (b) Barberry Corporation is a Delaware corporation primarily engaged in the business of investing in securities, 100 percent owned by Carl C. Icahn and the sole member of Hopper Investments, LLC;
         (c) Hopper Investments, LLC is a limited liability company primarily engaged in the business of serving as the general partner of High River Limited Partnership;
         (d) High River Limited Partnership is a Delaware corporation primarily engaged in the business of investing in securities;
         (e) Icahn Partners Master Fund LP is a Cayman Islands limited partnership primarily engaged in the business of investing in securities, Icahn Offshore LP is a Delaware limited partnership primarily engaged in the business of acting as a general partner of Icahn Masters Fund L.P., and CCI Offshore LLC is a Delaware limited liability company primarily engaged in the business of acting as general partner to Icahn Offshore LP and is 100 percent owned by Carl
         C. Icahn; and
         (f) Icahn Partners L.P. is a Delaware limited partnership primarily engaged in the business of investing in securities, Icahn Onshore L.P. is a Delaware limited partnership primarily engaged in the business of serving as the general partner of Icahn Partners L.P., and CCI Onshore LLC is a Delaware limited liability company primarily engaged in the business of serving as the general partner of Icahn Partners L.P. and is 100 percent owned by Carl C. Icahn.
         21. The Icahn Defendants deny knowledge or information sufficient to form a belief as to the truth of the allegations set forth in paragraph 21 of the Amended Complaint.
         22. The Icahn Defendants deny the allegations set forth in paragraph 22 of the Amended Complaint, except admit acquiring common stock of KMG and subsequently attempting to maximize shareholder value.
         23. The documents referred to by paragraph 23 of the Amended Complaint speak for themselves and the Icahn Defendants deny any characterization of those documents that is inconsistent with their contents, and deny the remaining allegations set forth in paragraph 23 of the Amended Complaint.
         24. The document referred to by paragraph 24 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its express terms. The Icahn Defendants deny knowledge or information sufficient to form a belief as to the truth of the remaining allegations set forth in paragraph 24 of the Amended Complaint.
         25. The documents referred to by paragraph 25 of the Amended Complaint speak for themselves and the Icahn Defendants deny any characterization of those documents that is inconsistent with their express terms, and deny the remaining allegations set forth in paragraph 25 of the Amended Complaint.
         26.The Icahn Defendants deny the allegations set forth in paragraph 26 of the Amended Complaint.
         27.The Icahn Defendants deny the allegations set forth in paragraph 27 of the Amended Complaint, except admit that certain Icahn Defendants acquired shares of KMG. The Icahn Defendants deny knowledge or information sufficient to form a belief as to the truth of the allegations regarding the JANA Defendants set forth in paragraph 27 of the Amended Complaint.
         28. The allegations in paragraph 28 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 28 of the Amended Complaint.
         29. The allegations in paragraph 29 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 29 of the Amended Complaint, except admit filing a notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act on January 28, 2005.
         30. The allegations in paragraph 30 of the Amended Complaint set forth a legal conclusion to which no response is required. To the extent a response is required, the Icahn Defendants admit that certain Icahn Defendants were granted early termination.
         31. The Icahn Defendants deny the allegations set forth in paragraph 31 of the Amended Complaint, except deny knowledge or information sufficient to form a belief as to the truth of the allegations regarding the JANA Defendants set forth in paragraph 31 of the Amended Complaint, and admit that certain of the Icahn Defendants purchased an option to buy 250,000 shares from JANA Partners LLC.
         32. The Icahn Defendants deny knowledge or information sufficient to form a belief as to the truth of the allegations set forth in paragraph 32 of the Amended Complaint.
         33. The allegations in paragraph 33 of the Amended Complaint set forth a legal conclusion to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 33 of the Amended Complaint.
         34. The Icahn Defendants deny the allegations set forth in paragraph 34 of the Amended Complaint, except admit Mr. Icahn and Mr. Rosenstein participated in a telephone call with KMG's Chief Executive Officer Luke Corbett on February 23, 2005, during which they discussed ways to maximize shareholder value, including selling KMG's chemical business, a VPP and a stock buyback.
         35. The documents referred to by paragraph 35 of the Amended Complaint speak for themselves and the Icahn Defendants deny any characterization of those documents that is inconsistent with their express terms, and deny the remaining allegations set forth in paragraph 35 of the Amended Complaint.
         36. The document referred to by paragraph 36 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its express terms.
         37. The Icahn Defendants deny the allegations set forth in paragraph 37 of the Amended Complaint, except admit that Mr. Icahn and Mr. Rosenstein participated in a telephone call with KMG's Chief Executive Officer Luke Corbett on February 23, 2005, during which they discussed current energy prices, as well as Mr. Icahn's and Mr. Rosenstein's proposal regarding KMG.
         38. The Icahn Defendants deny the allegations set forth in paragraph 38 of the Amended Complaint. 39. The allegations in paragraph 39 of the Amended Complaint set forth legal conclusions to which no response is required.
         40. The document referred to by paragraph 40 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its contents. The allegations in paragraph 40 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 40 of the Amended Complaint.
         41. The Icahn Defendants deny knowledge or information sufficient to form a belief as to the truth of the allegations set forth in paragraph 41 of the Amended Complaint.
         42. The Icahn Defendants deny knowledge or information sufficient to form a belief as to the truth of the allegations set forth in paragraph 42 of the Amended Complaint.
         43. The document referred to in paragraph 43 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its contents. The allegations in paragraph 43 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny knowledge or information sufficient to form a belief as to the truth of the allegations set forth in paragraph 43 of the Amended Complaint.
         44. The document referred to by paragraph 44 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its express terms.
         45. The document referred to by paragraph 45 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its contents. The allegations in paragraph 45 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 45 of the Amended Complaint.
         46. The allegations in paragraph 46 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 46 of the Amended Complaint.
         47. The documents referred to by paragraph 47 of the Amended Complaint speak for themselves and the Icahn Defendants deny any characterization of those documents that is inconsistent with their express terms.
         48. The Icahn Defendants deny the allegations set forth in paragraph 48 of the Amended Complaint. 49. The allegations in paragraph 49 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph  49 of the  Amended Complaint.
         50. The document referred to by paragraph 50 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its contents. The allegations in paragraph 50 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 50 of the Amended Complaint.
         51. The document referred to by paragraph 51 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its contents. The allegations in paragraph 51 of the Amended Complaint set forth legal conclusions to which no response is required. To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 51 of the Amended Complaint.
         52. The document referred to by paragraph 52 of the Amended Complaint speaks for itself and the Icahn Defendants deny any characterization of that document that is inconsistent with its contents. The allegations in paragraph 52 of the Amended Complaint set forth legal conclusions to which no response is required.
         To the extent a response is required, the Icahn Defendants deny the allegations set forth in paragraph 52 of the Amended Complaint.
         53. The Icahn Defendants deny the allegations set forth in paragraph 53 of the Amended Complaint except that KMG and its stockholders are entitled to honest proxy solicitations and a fair and fully informed election of directors.
                                   FIRST CLAIM
                     Violation of Reporting Requirements of
                  Section 13(d) of the 1934 Act and Rule 13d-1

         54. The Icahn Defendants repeat and re-allege their responses to paragraphs 1 through 53 of the Amended Complaint as if fully set forth herein.
         55. The allegations in paragraph 55 of the Amended Complaint set forth legal conclusions to which no response is required.
         56.The Icahn Defendants deny the allegations set forth in paragraph 56 of the Amended Complaint.
         57.The Icahn Defendants deny the allegations set forth in paragraph 57 of the Amended Complaint.
         58.The Icahn Defendants deny the allegations set forth in paragraph 58 of the Amended Complaint.
                                  SECOND CLAIM
                     Failure of the Proposed Notification to Comply with the Company's ByLaws 59. The Icahn Defendants repeat and re-allege their responses to paragraphs 1 through 58 of the Amended Complaint as if fully set forth herein.
         60. The allegations in paragraph 60 of the Amended Complaint set forth legal conclusions to which no response is required.
         61. The allegations in paragraph 61 of the Amended Complaint set forth legal conclusions to which no response is required.
         62. The allegations in paragraph 62 of the Amended Complaint set forth legal conclusions to which no response is required.
         63.The Icahn Defendants deny the allegations set forth in paragraph 63 of the Amended Complaint.
         64.The Icahn Defendants deny the allegations set forth in paragraph 64 of the Amended Complaint.
                             THIRD CLAIM
                         Violation of Section 14(a) of the Exchange Act and SEC Rule 14a-9 65. The Icahn Defendants repeat and re-allege their responses to paragraphs 1 through 64 of the Amended Complaint as if fully set forth herein.
         66. The allegations in paragraph 66 of the Amended Complaint set forth legal conclusions to which no response is required.
         67.The Icahn Defendants deny the allegations set forth in paragraph 67 of the Amended Complaint.
         68.The Icahn Defendants deny the allegations set forth in paragraph 68 of the Amended Complaint.
         69.The Icahn Defendants deny the allegations set forth in paragraph 69 of the Amended Complaint.

                                  FIRST DEFENSE
         70. The Amended Complaint fails to state  a  claim   upon   which
             relief can be granted.
                                 SECOND DEFENSE
         71. None of the alleged omissions and/or misrepresentations of fact alleged in the Amended Complaint were or are material
             within  the   meaning  of  the federal securities laws and/or
             KMG's   Amended  and  Restated Bylaws.
                                  THIRD DEFENSE
         72. KMG  has  not   sustained  any legally  cognizable  injuries.
                                  FOURTH DEFENSE
         73. The     injuries     allegedly sustained   by  KMG  were  not
             directly or proximately caused by any alleged misrepresentation
             and/or omission    alleged   in   the Amended Complaint.
                                  FIFTH DEFENSE
         76.  KMG's  claims  for  equitable relief   are  barred  by  the
              doctrine  of  unclean  hands.
                                  SIXTH DEFENSE
         75.  One or more of the claims set forth in  the Amended Complaint
              are  barred by the doctrines    of   waiver   or estoppel.

         WHEREFORE,   the  Icahn   Defendants   respectfully   request  judgment
dismissing the Amended Complaint in its entirety, together with attorney's fees, costs and disbursements incurred in defending this action, and such further relief as the Court may deem just and proper.
Dated: April 1, 2005
                           /s/Timothy D. DeGiusti__________________________
                           ------------------------------------------------
                           Timothy D. DeGiusti, OBA No. 13215
                           Don G. Holladay, OBA No. 4294
                           HOLLADAY CHILTON & DeGIUSTI, PLLC
                           204 North Robinson, Suite 1550
                           Oklahoma City, OK 73102
                           (405) 236-2343 telephone
                           (405) 236-2349 facsimile

                           E-mail: tdegiusti@hcdattorneys.com
                           Attorneys for Defendants  1-10: Carl
                           C.  Icahn;   Barberry   Corporation;
                           Hopper Investments,  LLC; High River
                           Limited Partnership;  Icahn Partners
                           Master Fund LP;  Icahn  Offshore LP;
                           CCI Offshore,  LLC; Icahn  Partners,
                           LP;  Icahn  Onshore,   LP;  and  CCI
                           Onshore, LLC.
Of Counsel:
Theodore Altman
Douglas Rappaport
DLA PIPER  RUDNICK GRAY CARY US LLP 1251 Avenue of the  Americas  New York,  New
York  10020  (212)  835-6060   telephone   (212)  835-6001   facsimile   E-mail:
theodore.altman@dlapiper.com
             douglas.rappaport@dlapiper.com

                             CERTIFICATE OF SERVICE

         I hereby certify that on this 1st day of April, 2005, I electronically transmitted the attached document to the Clerk of Court using the ECF System for filing and transmittal of Defendants' Answer to Plaintiff's Amended Complaint to the following ECF registrants: Harry A. Woods and Charles B. Goodwin, of the law firm Crowe & Dunlevy, and mailed a copy of the attached document to any attorney of record who is not an ECF participant.




                  /s/Timothy D. DeGiusti__________________________